                                                                     Exhibit 5.1

                                  August 8, 2006

SWMX, Inc.
1 Bridge Street
Irvington, NY 10533

                       SWMX, Inc.
                       REGISTRATION STATEMENT ON FORM SB-2
                       -----------------------------------

Gentlemen:

         We have acted as counsel to SWMX,  Inc.,  a Delaware  corporation  (the
"Company"),  in connection with the filing of its registration statement on Form
SB-2 (the "Registration Statement") relating to the registration of the re-offer and resale of up to 204,025,000  shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), that may be offered by certain selling stockholders  pursuant to the  Registration  Statement.  This opinion  letter is being  delivered  at the  request  of the  Company  and in  accordance  with the
requirements  of  Item  601(b)(5)  of  Regulation  S-B  promulgated   under  the
Securities Act of 1933, as amended (the "Securities Act").

         We advise you that we have  examined  originals or copies  certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation and By-laws, as amended to date, and corporate  proceedings of the
Company, and such other documents,  instruments and certificates of officers and representatives  of the Company and of public  officials,  and we have made such examination  of law, as we have deemed  appropriate as the basis for the opinion
hereinafter  expressed.  In  making  such  examination,   we  have  assumed  the
genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of the  foregoing  and in reliance  thereon and subject to the assumptions,  qualification  and limitations set forth herein, we advise you that in our opinion the Shares have been duly  authorized and validly issued and are fully paid and non-assessable.

         We are  members  of the Bar of the State of New  York.  We  express  no opinion as to the effects of any laws, statutes, regulations or ordinances other than the laws of the State of New York and of the United  States of America  and
the General  Corporation Law of the State of Delaware (the "DGCL"). In rendering

August    ,2006

our opinion as it relates to the laws of the State of Delaware, we have reviewed of the Constitution of the State of Delaware and the DGCL, but not to the extent affected by other noncorporate law, and reported judicial decisions in the State of Delaware under the DGCL.

         This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances  that may  hereafter  come to our  attention  or any  changes  in fact or law that may hereafter occur.

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal  Matters" in the  Prospectus.  In giving such consent,  we do not thereby concede  that our firm is within  the  category  of  persons  whose  consent  is required under Section 7 of the  Securities Act or the rules and  regulations of the Securities and Exchange Commission.

         This opinion is being furnished in connection with the issuance,  offer and sale of the Shares and is not to be used,  quoted or  otherwise  referred to for any other purpose without our prior written  consent.  This opinion does not constitute such prior written consent.

         We advise you that  Robert H.  Friedman,  a member of this  firm,  is a stockholder of the Company.

                             Very truly yours,

                             /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                             OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP